Exhibit 99.1

News Release

    FOR IMMEDIATE RELEASE

Contact:	Lisa Preuss	Damon Wright
	Director, Public Relations	Vice President, Investor Relations
	Epicor Software Corporation	Epicor Software Corporation
	949/585-4235	949/585-4509
	lpreuss@epicor.com	dswright@epicor.com

Epicor® Completes Acquisition of Spectrum Human Resource Systems Corporation

Acquisition Brings to Market a Truly End-to-end International HCM Offering

Supporting Flexible Delivery Options

IRVINE, Calif. — December 28, 2010 — Epicor Software Corporation (NASDAQ: EPIC), a leading provider of enterprise business software solutions to the midmarket and Global 1000 companies, today announced that it has completed its previously announced acquisition of SPECTRUM Human Resource Systems Corporation.

“Epicor is now poised to bring the power of a truly integrated next-generation enterprise resource planning (ERP) and HCM solution to market,” said George Klaus, chairman, president and CEO of Epicor. “Our strategy to provide focused market-leading technology that aligns to industry best practices is further enhanced with the addition of integrated HCM solutions. We are pleased to have closed this acquisition slightly ahead of schedule and have begun the process of integrating Spectrum and its technology into Epicor.

“The fact that we have just closed our first Epicor ERP deal with a Spectrum customer this quarter is further validation that the combined company will deliver even greater value to all of our combined customers,” said Klaus.

Virtual Radiologic Corporation (vRad) is a technology-enabled national radiology practice working in partnership with local radiologists and hospitals to optimize radiology’s pivotal role in patient care. Currently implementing Spectrum’s HCM solution, vRad just selected Epicor’s next-generation ERP for its superior technology and functionality to automate business processes and support company growth plans. “We were pleased when we heard Epicor had acquired Spectrum – having a single provider to tend to our overall financial and human resources enterprise information systems needs was definitely a plus in our decision to go with Epicor,” said Rick Jennings, chief technology officer of Virtual Radiologic Corporation.

– More –

Epicor Acquires Spectrum HR

As noted in the news release, “Epicor to Acquire Spectrum Human Resource Systems Corporation,” issued on December 13, 2010, Spectrum’s best-in-class Web-based human resource and talent management solutions are the core of the newly formed Epicor Human Capital Management (HCM) group. The acquisition broadens Epicor’s position as a leading provider of complete end-to-end enterprise business solutions to the manufacturing, distribution, retail, hospitality and services sector, with the addition of end-to-end HRMS. Leveraging combined focus on Microsoft .NET, Web 2.0 and cloud computing technologies, and expertise in delivering world-class business solutions, Epicor will deliver a solution that requires no compromises and what no other company is providing today — an end-to-end HCM solution backed by local country support, localization and language, and supporting flexible delivery options including software as a service (SaaS), hosted, and on-premise.

About Epicor Software Corporation

Epicor Software is a global leader delivering business software solutions to the manufacturing, distribution, retail, hospitality and services industries. With 20,000 customers in over 150 countries, Epicor provides integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM), human capital management (HCM) and enterprise retail software solutions that enable companies to drive increased efficiency and improve profitability. Founded in 1984, Epicor takes pride in more than 25 years of technology innovation delivering business solutions that provide the scalability and flexibility businesses need to build competitive advantage. Epicor provides a comprehensive range of services with a single point of accountability that promotes rapid return on investment and low total cost of ownership, whether operating business on a local, regional or global scale. The Company’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit www.epicor.com.

# # #

Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements

Management of Epicor Software believes certain statements in this press release may constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the transaction, potential synergies, the expected impact of the transaction, future operations of the combined entity and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties, including, without limitation, risks associated with market and economic conditions, Epicor’s ability to consummate the transaction, which is subject to certain conditions, Epicor’s ability to integrate this acquisition and recognize expected synergies, Epicor’s ability to continue to support Spectrum’s customers and add functionality to Spectrum’s products, and the risks and uncertainties described in Epicor’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended September 30, 2010. Actual results may differ materially from those expressed or implied in the forward-looking statements.

As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.